Gran Tierra Energy Inc. Announces First Quarter 2022 Results

•Achieved Average Total Production of 29,362 BOPD, Up 20% Year-on-Year
•Generated Net Income of $14 Million
•Increased Adjusted EBITDA(1) to $119 Million, Up 185% Year-on-Year
•Grew Net Cash Provided by Operating Activities to $104 Million, Up 148% Year-on-Year
•Increased Funds Flow from Operations(1) to $87 Million, Up 201% Year-on-Year
•Generated Free Cash Flow(1)of $46 Million, Highest Since Fourth Quarter 2012
•Credit Facility Balance Paid Down to $40 Million at March 31, 2022, Current Balance of $10 Million
•Balance of Credit Facility Expected to be Fully Paid Down Before End of Second Quarter 2022
•2021 Sustainability Report to be Released May 4, 2022
•Acordionero and Costayaco Infill Development Drilling Campaigns Yielding Encouraging Results
•Expect to Meet Full Year 2022 Guidance of 30,500-32,500 BOPD

CALGARY, ALBERTA, May 3, 2022, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced the Company’s financial and operating results for the quarter ended March 31, 2022 (“the Quarter”). All dollar amounts are in United States dollars, and production amounts are on an average working interest before royalties (“WI”) basis unless otherwise indicated. Per barrel (“bbl”) and bbl per day (“BOPD”) amounts are based on WI sales before royalties. For per bbl amounts based on net after royalty (“NAR”) production, see Gran Tierra’s Quarterly Report on Form 10-Q filed May 3, 2022.
Key Highlights of the Quarter:
•Net Income: Gran Tierra generated a net income of $14 million versus a net loss of $37 million in first quarter of 2021.
•Significant Growth in Net Cash Provided by Operating Activities: The Company realized net cash provided by operating activities of $104 million, up 148% from the first quarter of 2021.
•Material Growth in Funds Flow from Operations(1): Funds flow from operations(1) increased to $87 million, up by 34% from the fourth quarter of 2021 (“the Prior Quarter”) and up by 201% from the first quarter of 2021.
•Strong Free Cash Flow(1): Gran Tierra generated free cash flow(1) of $46 million, the highest quarterly amount in almost a decade.
•Rapid Debt Reduction: Gran Tierra has been utilizing its free cash flow(1) to strengthen the Company's balance sheet by paying down its credit facility and building its cash position. During the Quarter, the Company paid down its credit facility balance by $27.5 million to $40 million and had a cash balance of $59 million. These figures compare to a credit facility balance of $67.5 million and a cash balance of $26 million at the end of the Prior Quarter. As of May 3, 2022, Gran Tierra has paid down its credit facility to a balance of $10 million and expects the facility to be fully repaid before the end of the second quarter 2022.
•Annual Production Growth: The Quarter's production was in-line with management expectations and averaged 29,362 BOPD, up 20% from the first quarter of 2021 and approximately flat compared to the Prior Quarter.

•Expects to Meet 2022 Production Guidance: Gran Tierra believes its ability to keep production flat compared to the Prior Quarter demonstrates the ongoing successful results from the Company’s waterflooding efforts in all major assets. The ongoing infill development drilling campaigns in the Acordionero and Costayaco oil fields are expected to increase the Company’s full year 2022 average production into the guidance range of 30,500-32,500 BOPD. The ramp-up in production from the Quarter’s level is expected to begin in the latter half of second quarter of 2022 as new Acordionero and Costayaco oil wells are brought online.
•Revised 2022 Financial Guidance: As previously announced on April 19, 2022, Gran Tierra has updated the Company's 2022 financial guidance in light of the significant increase in world oil prices this year. The Company has increased its 2022 Brent price forecast to $95/bbl. At this higher oil price, the Company would maintain 2022 capital at $220-240 million with a forecast 2022 cash flow(1) of $410-430 million, free cash flow(1) of $180-200 million, EBITDA(1) of $550-570 million and a 2022 year-end cash balance of $210-230 million.
•Additional Key Financial Metrics:
◦Capital Expenditures: Capital expenditures of approximately $41 million were relatively flat with the Prior Quarter's level of $40 million, as Gran Tierra maintained capital discipline and its focus on driving down drilling and completion costs.
◦Increased Oil Sales: The Brent oil price averaged $97.90/bbl, up 23% from the Prior Quarter and up 60% year-on-year. Gran Tierra generated oil sales of $175 million, up 19% from the Prior Quarter and up 83% from the first quarter of 2021. The significant annual increase in oil sales was driven by the Company's 20% increase in quarterly production year-on-year, combined with the large rise in the Brent oil price over the same period.
◦Strong Operating Netback(2): The Company’s operating netback(2) of $52.45/bbl was up 39% from the Prior Quarter and up 80% year-on-year. This strong annual increase was driven by Gran Tierra's 20% increase in quarterly production year-on-year and increased Brent pricing.
◦Decreased Operating Expenses: Compared to the Prior Quarter, the Gran Tierra’s operating expenses decreased 9% to $13.14/bbl, down from $14.46/bbl, due to lower workover, environmental and administration costs, which were only partially offset by higher expenses for chemicals used in the Company's waterflood projects. Compared to first quarter 2021, operating expenses decreased by 4% on a per bbl basis, primarily as a result of Gran Tierra's higher production.
◦Other Expenses:
▪The quality and transportation discount dropped 2% to $12.57 per bbl, compared to $12.78 per bbl in the Prior Quarter, because of higher world demand for Colombian oil.
▪General and administrative (“G&A”) expenses before stock-based compensation were $2.97 per bbl, down from $3.08 per bbl in the Prior Quarter and $3.14 per bbl in the first quarter of 2021, due to a lower accrued performance bonus.
◦Oil Price Hedges: The Company continues to have Brent oil price hedges in place for 9,000 BOPD in the first half of 2022, with an average ceiling price of $87.62/bbl on 8,000 BOPD. Therefore, approximately 73% of Gran Tierra’s oil production, which is unhedged, has fully benefited from the current high oil price environment.
•2021 Sustainability Report Highlights:
◦Gran Tierra plans to issue the Company’s "2021 Sustainability Report: Creating Long-Term Value and Delivering on Our Environmental, Social and Governance Commitments" tomorrow, May 4, 2022, at which time the report can be found on the Company’s website at www.grantierra.com/esg. Highlights from this report are:

▪As of 2021, Gran Tierra has reduced its scope 1 and scope 2 greenhouse gas emissions by 55% compared to the benchmark year of 2019 through operational efficiencies such as its natural gas-to-power projects.
▪Over the last 5 years, Gran Tierra has reduced its surface water used by 41%. In addition, the Company has implemented a comprehensive roadmap to further reduce the use of surface water where possible, with the goal of achieving zero surface water usage in the coming years.
▪The Company had a Lost Time Injury Frequency(3) of 0.02 in 2021, which was well below the 2020 industry averages of 0.08 for Latin American and 0.04 for North American exploration and production companies, as reported by the International Association of Oil and Gas Producers, and was in the top quartile in any region globally.
▪In 2021, Gran Tierra invested approximately $60 million into local economies and created about 3,200 job opportunities.
▪Gran Tierra actively promotes diversity in its workforce of which 39% are female versus the industry average of 22%.
▪In Colombia over the last 5 years, the Company has planted approximately 1.2 million trees and conserved, preserved or reforested about 3,100 hectares of land.
Message to Shareholders
Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: “The strong recovery for the energy industry and Gran Tierra, from the challenges of 2020, continued into the first quarter of 2022. Our top tier, low-decline, onshore, conventional asset base continues to prove its high quality, as shown by the Company’s production growth of 20% over the last year. At the same time, we have significantly strengthened our balance sheet and expect to completely pay off our entire credit facility before the end of the second quarter of 2022, which will be a major milestone for Gran Tierra. Looking to the end of the year, we are forecasting a net debt(1) to EBITDA(1) ratio of under 0.8 times.
We are pleased with the results so far of our ongoing development drilling campaigns in the Middle Magdalena Valley and Putumayo Basins in Colombia with record drilling performance in both Acordionero and Costayaco. In addition, we plan to allocate capital to prioritized, high-impact exploration drilling opportunities as we restart our exploration campaign during the second half of 2022. We plan to drill our first ever exploration wells in Ecuador, in addition to our first exploration wells in Colombia in more than two years.
We believe Gran Tierra is in an excellent position for the continued development and enhanced oil recovery activities in 2022 to optimize value from each of our assets. Our waterflood programs across all of our assets continue to perform well, and we expect another strong year of free cash flow(1) from these high quality, low decline assets.
As always, our “Beyond Compliance Policy” continues. Where Gran Tierra identifies significant opportunities and benefits to the environment and communities, we voluntarily strive to go beyond what is legally required to protect the environment and provide social benefits because it is the right thing to do. Through operational efficiencies, including gas-to-power projects, we have also been able to reduce our greenhouse gas emissions by 55% for 2021 compared to our 2019 baseline.”
•Operations Update:
◦Acordionero:
▪Since the Company’s last Corporate Update (press release on April 19, 2022), Gran Tierra has drilled and completed ACR-91 infill development oil well, which was placed on production on April 28, 2022. The ACR-92 water injection well has been drilled and is forecast to be completed in early May 2022. In total, Gran Tierra has drilled seven development wells in Acordionero during 2022 so far, with another seven to nine new wells planned for the rest of 2022.
◦Costayaco and Moqueta:
▪Four Costayaco infill development oil wells have been drilled so far in 2022 and all four of these wells are expected to be brought on production during the second quarter of 2022.
▪On initial production testing after completion, the new CYC-46 infill oil well yielded the following encouraging results from three different productive zones (each zone’s test represents the final 12 hours of stabilized flow via jet pump, before the zone was shut-in for a pressure build up test):

Productive Zone	Oil Rate (BOPD)	Water Cut (%)	Gas Rate (MCFD)(4)
Lower Caballos	369	20	26
Upper Caballos	493	22	54
T Sand	727	28	267
•The Moqueta work program of 3 infill development wells is expected to begin in the fourth quarter of 2022 and is planned to continue into 2023.
◦Ecuador Exploration:
▪Gran Tierra expects to drill 2-3 exploration wells in 2022, targeting multi-zone prospects near existing fields with access to infrastructure. Gran Tierra’s first exploration well in Ecuador is scheduled to spud in the third quarter of 2022 on the Chanangue Block.
▪Environmental licenses for exploration drilling have been granted by Ecuador’s Ministry of the Environment for both the Chanangue and Charapa Blocks, as well as for seismic activities in the Charapa Block. Approval of the environmental license for the Iguana Block is expected during third quarter 2022.
◦Colombia Exploration:
▪The Company is also progressing its 2022 exploration campaign in Colombia with the first exploration well expected to be spud in the Putumayo Basin in early second half 2022 targeting multiple horizons in a prospect between the Costayaco and Moqueta fields. Another one to two exploration wells in the Putumayo are planned for second half 2022, as is one exploration well in the Middle Magdalena Valley Basin.

Financial and Operational Highlights (all amounts in $000s, except per share and bbl amounts)

	Three Months Ended March 31,		Three Months Ended December 31,
	2022	2021	2021

Net Income (Loss)	$14,119	$(37,422)	$62,524
Per Share - Basic and Diluted	$0.04	$(0.10)	$0.17

Oil Sales	$174,569	$95,493	$146,287
Operating Expenses	(34,400)	(29,625)	(39,708)
Transportation Expenses	(2,834)	(2,506)	(2,867)
Operating Netback(1)(2)	$137,335	$63,362	$103,712

G&A Expenses Before Stock-Based Compensation	$7,779	$6,817	$8,473
G&A Stock-Based Compensation Expense (Recovery)	4,557	3,671	1,799
G&A Expenses, Including Stock Based Compensation	$12,336	$10,488	$10,272

Adjusted EBITDA(1)	$119,378	$41,904	$81,529

EBITDA(1)	$106,750	$16,359	$70,983

Net Cash Provided by Operating Activities	$103,825	$41,932	$106,013

Funds Flow from Operations(1)	$87,310	$28,973	$65,137

Capital Expenditures	$41,483	$37,427	$40,229

Free Cash Flow(1)	$45,827	$(8,454)	$24,908

Average Daily Volumes (BOPD)
WI Production Before Royalties	29,362	24,463	29,493
Royalties	(6,529)	(3,930)	(6,070)
Production NAR	22,833	20,533	23,423
(Increase) Decrease in Inventory	(103)	(262)	354
Sales	22,730	20,271	23,777
Royalties, % of WI Production Before Royalties	22%	16%	21%

Per bbl
Brent	$97.90	$61.32	$79.66
Quality and Transportation Discount	(12.57)	(8.98)	(12.79)
Royalties	(18.66)	(8.34)	(13.61)
Average Realized Price	66.67	44.00	53.26
Transportation Expenses	(1.08)	(1.15)	(1.04)
Average Realized Price Net of Transportation Expenses	65.59	42.85	52.22
Operating Expenses	(13.14)	(13.65)	(14.46)
Operating Netback(1)(2)	52.45	29.20	37.76
COVID-19 costs	(0.20)	(0.52)	(0.24)
G&A Expenses Before Stock-Based Compensation	(2.97)	(3.14)	(3.08)
Realized Foreign Exchange (Loss) Gain	(0.43)	(0.04)	0.10
Cash Settlements on Derivative Instruments	(3.28)	(6.18)	(4.87)
Interest Expense, Excluding Amortization of Debt Issuance Costs	(4.29)	(5.96)	(4.33)
Net Lease Payments	0.03	(0.01)	0.02
Current Income Tax Expense	(7.95)	—	(1.64)
Cash Netback(1)	$33.36	$13.35	$23.72

Share Information (000s)
Common Stock Outstanding, End of Period	368,421	366,982	367,145

Weighted Average Number of Common and Outstanding - Basic	367,387	366,982	367,133
Weighted Average Number of Common and Outstanding - Diluted	372,375	366,982	368,396

(1) Funds flow from operations, operating netback, cash netback, earnings before interest, taxes and depletion, depreciation and accretion (“DD&A”) (“EBITDA”) and EBITDA adjusted for non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, stock based compensation expense, other non-cash loss, unrealized derivative instruments gains or losses and other financial instruments gains or losses (“Adjusted EBITDA”), cash flow, free cash flow and net debt are non-GAAP measures and do not have standardized meanings under generally accepted accounting principles in the United States of America (“GAAP”). Cash flow refers to funds flow from operations. Free cash flow refers to funds flow from operations less capital expenditures. Refer to “Non-GAAP Measures” in this press release for descriptions of these non-GAAP measures and, where applicable, reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.
(2) Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table titled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.
(3) Lost Time Incident Frequency = ((Fatality Cases + Lost Time Incident Cases) / Person-Hours) x 200,000 Person-Hours.
(4) Gas rate in MCFD = thousands of standard cubic feet per day.

Annual Meeting of Stockholders:
Gran Tierra’s 2022 Annual Meeting of Stockholders will be held on Wednesday, May 4, 2022 at 11:00 a.m. (Mountain Time). Our Meeting will be held as a virtual only shareholder meeting with participation occurring electronically as explained further in the Proxy Statement dated March 25, 2022.

Shareholders can participate electronically at https://web.lumiagm.com/244491258. We recommend that you log in 15 minutes before the Annual Meeting starts. If you are a registered stockholder, to attend the Annual Meeting and vote your shares electronically and submit questions during the meeting, you will need the control number included on the Voting Instruction Form or the Form of Proxy that accompanied your proxy materials. If you are the beneficial owner of shares held in “street name”, you must request and obtain a valid proxy from your broker or other agent in order to attend the Annual Meeting and vote your shares electronically and submit questions during the meeting. Guests may also view the event at https://web.lumiagm.com/244491258 by registering as a guest.
Full details on how to vote, change or revoke a vote, appoint a proxyholder, attend the virtual Annual Meeting, ask questions and other general proxy matters are available in the Proxy Statement available on the Company's website at https://www.grantierra.com/investor-relations/2022-annual-meeting.at
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Corporate Presentation:
Gran Tierra’s Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.
Contact Information
For investor and media inquiries please contact:

Gary Guidry
President & Chief Executive Officer

Ryan Ellson
Executive Vice President & Chief Financial Officer

Rodger Trimble
Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.
Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company’s website (including the Sustainability Report) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.
Gran Tierra’s Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov. The Company's Canadian securities regulatory filings are available on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Forward Looking Statements and Legal Advisories:
This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “expect”, “plan”, “can,” “will,” “should,” “guidance,” “forecast,” “signal,” “progress” and “believes”, derivations thereof and similar terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company's expected future production and free cash flow, the Company’s drilling program and the Company's expectations as to debt repayment, the Company’s ESG risks and opportunities and its positioning for 2022. The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran

Tierra will continue to conduct its operations in a manner consistent with its current expectations, pricing and cost estimates (including with respect to commodity pricing and exchange rates), and the general continuance of assumed operational, regulatory and industry conditions in Colombia and Ecuador, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned.
Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: Gran Tierra's operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; other disruptions to local operations; global health events (including the ongoing COVID-19 pandemic); global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from a global health crisis, the Russian invasion of Ukraine, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the effect of hedges; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra's ability to comply with financial covenants in its credit agreement and indentures and make borrowings under its credit agreement; and the risk factors detailed from time to time in Gran Tierra's periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption “Risk Factors” in Gran Tierra's Annual Report on Form 10-K for the year ended December 31, 2021 and its other filings with the Securities and Exchange Commission. These filings are available on the Securities and Exchange Commission website at http://www.sec.gov and on SEDAR at www.sedar.com.
The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management's experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra's control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra's business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.
The estimates of future production, future cash flow, free cash flow, EBITDA, net cash provided by operating activities (described in this press release as "cash flow"), cash positions, total capital, certain expenses and costs, debt repayments and debt positions (including “net debt”) may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future. In particular, this press release contains projected financial and operational information for 2022. These projections contain forward-looking statements and are based on a number of material assumptions and factors set out above. Actual results may differ significantly from the projections presented herein. The actual results of Gran Tierra’s operations for any period could vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results. See Gran Tierra's press releases dated January 18, 2022 and April 19, 2022, respectively, for additional information regarding the 2022 guidance referred to herein.
Non-GAAP Measures
This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net income or loss, cash flow from operating activities or other measures of financial performance as determined in accordance with GAAP. Gran Tierra’s method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.
Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.
Cash netback as presented is defined as net income or loss adjusted for depletion, depreciation and accretion (“DD&A”) expenses, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, derivative instruments gains or losses, cash settlements on derivative instruments, other financial instruments gains or losses and other non-cash losses. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra’s principal business activities prior to the consideration of other income and expenses. A reconciliation from net loss to cash netback is as follows:

	Three Months Ended March 31,		Three Months Ended December 31,
Cash Netback - (Non-GAAP) Measure ($000s)	2022	2021	2021
Net income (loss)	$14,119	$(37,422)	$62,524
Adjustments to reconcile net income (loss) to cash netback
DD&A expenses	40,963	31,318	41,574
Deferred tax expense (recovery)	18,713	8,651	(50,634)
Stock-based compensation expense	4,557	3,671	1,799
Amortization of debt issuance costs	887	881	1,127
Non-cash lease expense	411	444	445
Lease payments	(344)	(462)	(382)
Unrealized foreign exchange (gain) loss	(4,839)	13,003	4,934
Derivative instruments loss	21,439	23,698	1,298
Cash settlements on derivative instruments	(8,596)	(13,404)	(13,386)
Other financial instruments (gain) loss	—	(1,405)	15,794
Other non-cash loss	—	—	44
Cash netback	$87,310	$28,973	$65,137

EBITDA, as presented, is defined as net income or loss adjusted for DD&A expenses, interest expense and income tax expense or recovery. Adjusted EBITDA, as presented, is defined as EBITDA adjusted for non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, stock based compensation expense or recovery, other non-cash loss, unrealized derivative instruments gains or losses and other financial instruments gains or losses. Management uses this supplemental measure to analyze performance and income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is useful supplemental information for investors to analyze our performance and our financial results. A reconciliation from net loss to EBITDA and adjusted EBITDA is as follows:

	Three Months Ended March 31,		Three Months Ended December 31,
EBITDA - (Non-GAAP) Measure ($000s)	2022	2021	2021
Net income (loss)	$14,119	$(37,422)	$62,524

Adjustments to reconcile net income (loss) to EBITDA and Adjusted EBITDA
DD&A expenses	40,963	31,318	41,574
Interest expense	12,128	13,812	13,026
Income tax expense (recovery)	39,540	8,651	(46,141)
EBITDA	$106,750	$16,359	$70,983
Non-cash lease expense	411	444	445
Lease payments	(344)	(462)	(382)
Unrealized foreign exchange (gain) loss	(4,839)	13,003	4,934
Stock-based compensation expense	4,557	3,671	1,799
Other non-cash loss	—	—	44
Unrealized derivative instruments loss (gain)	12,843	10,294	(12,088)
Other financial instruments (gain) loss	—	(1,405)	15,794
Adjusted EBITDA	$119,378	$41,904	$81,529

Funds flow from operations, as presented, is defined as net income or loss adjusted for DD&A expenses, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, derivative instruments gains or losses, cash settlements on derivative instruments, other financial instruments gains or losses and other non-cash losses. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. Free cash flow, as presented, is defined as funds flow from operations adjusted for capital expenditures. Management uses this financial measure to analyze cash flow generated by our principal business activities after capital requirements and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net loss to both funds flow from operations and free cash flow is as follows:

	Three Months Ended March 31,		Three Months Ended December 31,
Funds Flow From Operations - (Non-GAAP) Measure ($000s)	2022	2021	2021
Net income (loss)	$14,119	$(37,422)	$62,524
Adjustments to reconcile net income (loss) to funds flow from operations
DD&A expenses	40,963	31,318	41,574
Deferred tax expense (recovery)	18,713	8,651	(50,634)
Stock-based compensation expense	4,557	3,671	1,799
Amortization of debt issuance costs	887	881	1,127
Non-cash lease expense	411	444	445
Lease payments	(344)	(462)	(382)
Unrealized foreign exchange (gain) loss	(4,839)	13,003	4,934
Derivative instruments loss	21,439	23,698	1,298
Cash settlements on derivative instruments	(8,596)	(13,404)	(13,386)
Other financial instruments (gain) loss	—	(1,405)	15,794
Other non-cash loss	—	—	44
Funds flow from operations	$87,310	$28,973	$65,137
Capital expenditures	$41,483	$37,427	$40,229
Free cash flow	$45,827	$(8,454)	$24,908

Net debt as presented is defined as GAAP total debt less cash.

Gran Tierra is unable to provide neither forward-looking net income, the GAAP measure most directly comparable to the non-GAAP measures EBITDA, funds flow from operations, cash flow, free cash flow and net debt, nor forward-looking oil and gas sales, the GAAP measure most directly comparable to the non-GAAP measure operating netback, due to the impracticality of quantifying certain components required by GAAP as a result of the inherent volatility in the value of certain financial instruments held by the Company and the inability to quantify the effectiveness of commodity price derivatives used to manage the variability in cash flows associated with the forecasted sale of its oil production and changes in commodity prices.
Presentation of Oil and Gas Information
References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.
This press release contains certain oil and gas metrics, including operating netback and cash netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. These metrics are calculated as described in this press release and management believes that they are useful supplemental measures for the reasons described in this press release.
Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.